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                             STOCKHOLDERS AGREEMENT

         THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of April 28, 1999, by and among COMPUCREDIT CORPORATION, a Georgia corporation (the "Company"), FRANK J. HANNA, III, individually ("Frank Hanna") and as Trustee of BRAVO TRUST ONE, a Georgia trust, U/A dated October 15, 1993 ("Trust One"), DAVID G. HANNA, individually ("David Hanna") and as Trustee of BRAVO TRUST TWO, a Georgia trust, U/A dated October 15, 1993 ("Trust Two"), RICHARD W. GILBERT, an individual resident of the State of Georgia ("Gilbert"), and RICHARD R. HOUSE, an individual resident of the State of Georgia ("House"), (Frank Hanna, Trust One, David Hanna, Trust Two, Gilbert, and House being referred to herein individually and collectively as "Stockholders").


                              W I T N E S S E T H:

         WHEREAS, as of the date of this Agreement, the Stockholders and certain other stockholders of the Company are terminating a prior Stockholders Agreement with the Company dated as of August ___, 1997, and relating to all of the then-outstanding shares of Common Stock of the Company; and

         WHEREAS, after giving effect to the exchange of certain shares of Preferred Stock of the Company for shares of Common Stock contemporaneously with the effective date of this Agreement, each of the Stockholders is the record holder of certain shares of Common Stock of the Company as set forth in Exhibit A hereto (the shares of Common Stock of the Company outstanding at any time being referred to as the "Common Stock" at such time and the shares of Preferred Stock of the Company outstanding at any time being referred to as the "Preferred Stock" at such time; the shares of Common Stock and Preferred Stock owned at any time by any of the Stockholders or any of their Affiliates (as hereinafter defined) being referred to as the "Shares" at such time); and

         WHEREAS, the parties to this Agreement consider it to be in their individual and mutual best interests to provide for certain take-along and bring-along rights relating to the Shares held by the Stockholders and certain other matters as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound agree as follows:

         1.       TAG-ALONG AND BRING-ALONG RIGHTS.

                  1.01     EXERCISE OF "TAG-ALONG RIGHT".

                           (a)      TRANSFERS BY THE STOCKHOLDERS.  If one or
more of the Stockholders (the "Transferring Shareholder(s)" for purposes of this Section 1.01) desires to accept a BONA FIDE

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offer from an unaffiliated third party (a "Proposed Purchaser") to purchase from the Transferring Shareholders (a "Transfer") more than fifty percent (50%) of the total outstanding Common Stock (the "Offered Shares"), each of the other Stockholders (a "Remaining Stockholder") may elect (the "Tag-Along-Right") to sell to such Proposed Purchaser, on the same terms and conditions as were offered to the Transferring Stockholders, a number of the Shares then owned by each Remaining Stockholder equal to a percentage of the Offered Shares, which percentage shall be equal to the result obtained by dividing (i) the number of Shares of Common Stock owned by such Remaining Stockholder by (ii) the total number of shares of Common Stock issued and outstanding at the time of calculation. If any Remaining Stockholders exercise their Tag-Along Right, the Transferring Stockholders shall be entitled to sell that portion of the Transferring Stockholders' Shares of Common Stock equal to the difference between (a) the Offered Shares and (b) the shares of Common Stock which the Remaining Stockholders elect to sell pursuant to the exercise of their Tag-Along-Along Right.

                           (b) NOTIFICATION OF PROPOSED TRANSFERS. In the
event of a proposed Transfer pursuant to this Section 1.01, the Transferring Stockholder shall notify in writing all Remaining Stockholders of the proposed Transfer. Such notice shall set forth: (i) the name of the Proposed Purchaser and the number of shares of Common Stock that are to be transferred, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by such proposed transferee, and (iii) that the Proposed Purchaser has been informed of the Tag-Along Right provided for in this Section 1.01 and has agreed to purchase Shares in accordance with the terms hereof. The Transferring Stockholders shall include with the notice all documents proposed to be executed by the Remaining Stockholders in connection with the proposed Transfer, and shall, to the extent such documents are modified prior to such Transfer, promptly transmit such proposed modification to each Remaining Stockholder who has provided a written notice to the Company (the "Tag-Along Notice"). The Tag-Along Right may be exercised by any Remaining Stockholder by delivery of the Tag-Along Notice within 30 days following receipt of the notice specified in the immediately preceding sentence. The Tag-Along Notice shall state the number and class of the Stockholder's Shares that the Remaining Stockholder wishes to include in such transfer to the proposed transferee. In the event that the Proposed Purchaser does not purchase such shares on the same terms and conditions as those set forth in the notice delivered by the Transferring Stockholders then the sale by the Transferring Stockholders to the Proposed Purchaser shall be invalid. The provisions of this Section 1.01 shall not apply to any Transfer if the terms of such Transfer provide for the purchase of all of the then-outstanding Shares on the same terms and conditions as are offered to the Transferring Stockholders.

                  1.02     EXERCISE OF "BRING-ALONG RIGHT".

                           (a) BRING-ALONG RIGHT.  If Stockholders owning
more than fifty percent (50%) of the Common Stock (the "Transferring Shareholders" for purposes of this Section 1.02) propose to Transfer all of their Shares to a proposed unaffiliated third party transferee in a BONA FIDE, arms-length transaction, then the Transferring Shareholders may, at their option (the "Bring-Along Right"), require the other Stockholders to sell all of the Shares owned by them (the "Designated Shares") to the proposed transferee for the same consideration

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per share and otherwise on the same terms and conditions upon which the
Transferring Shareholders are selling their Shares.

                           (b) NOTIFICATION OF PROPOSED TRANSFER. The
Transferring Shareholders shall exercise their Bring-Along Right by sending written notice of the exercise of the Bring-Along Right to each of the other Stockholders. Such notice shall set forth: (i) the name and address of the proposed transferee and the proposed amount and form of consideration per Share to be paid by the proposed transferee and (ii) the terms and conditions of such transaction. Such notice shall be accompanied by copies of all documents required to be executed by the Stockholders in connection with such transaction. Within 10 days following receipt of the notice, each of the other Stockholders shall deliver to a representative of the Transferring Shareholders, designated in the notice, certificates representing the Designated Shares held by such Stockholder, duly endorsed, together with fully executed copies of all other documents required to be executed in connection with such transactions, including (if requested) customary legal opinions from the counsel to such Stockholder. In the event that a Stockholder should fail to deliver such certificates to the Transferring Shareholders, the Company shall cause its books and records to show that such Shares are bound by the provisions of this Section 1.02 and that such Shares shall be transferred only to the third party purchaser upon surrender for transfer by the holder thereof. If requested by the Transferring Shareholders, each Stockholder also shall cause a representative that is duly authorized to execute documents and to act on behalf of such Stockholder to attend the closing of the transaction and to take such actions as are reasonably requested by the Transferring Shareholders.

                           (c) RETURN OF DESIGNATED SHARES.  If, within 120
days after the Transferring Shareholders give such notice, the sale of the Designated Shares by the Transferring Shareholders in accordance herewith has not been completed, the Transferring Shareholders shall return to each Stockholder all certificates representing the Designated Shares that such Stockholder delivered for sale pursuant hereto.

                           (d) PAYMENT FOR DESIGNATED SHARES.  Simultaneously
with the consummation of the sale of the Designated Shares by the Transferring Shareholders and the other Stockholders pursuant to this Section 1.02, the Transferring Shareholders shall remit to each of the Stockholders the total sales price of the Designated Shares sold pursuant thereto (net of the other Stockholders' pro rata share of any transaction expenses), and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by such Stockholders.

         2.       ENFORCEABILITY.

                  2.01 SPECIFIC PERFORMANCE. The parties hereto recognize and hereby acknowledge that it is impossible to measure in money the damages which would result to a party hereto by reason of a failure of any of the parties hereto to perform any of the obligations imposed upon it or him under this Agreement. Therefore, if any party hereto should institute an action or proceeding to enforce the provisions hereof, any person, including the Company, against whom such action or proceeding is thereby brought hereby waives the claim or defense

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that such party has an adequate remedy at law, and such person shall not urge in any action or proceeding the claim or defense that such a remedy at law exists.

                  2.02 SEPARATE AGREEMENT. The parties hereto recognize, acknowledge and agree that this Agreement constitutes a separate agreement independently supported by good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, and that this Agreement shall be interpreted, construed, and enforced separate and apart from any other agreements between or among the parties hereto. The parties hereto further agree that no claim or cause of action of any party hereto against any other party hereto arising under any other agreement between or among the parties hereto or out of any set of facts shall constitute a defense to the enforcement of this Agreement.

                  2.03 ATTEMPTED TRANSFERS IN CONTRAVENTION. Any attempted Transfer in contravention of this Agreement shall be void and of no effect and shall not bind or be recognized by the Company. In the case of an attempted Transfer in violation of the terms of this Agreement, the parties attempting to engage in such Transfer shall indemnify and hold harmless (and hereby agree to indemnify and hold harmless), the Company and the other Stockholders from all costs, liabilities, and damages that any of such indemnified persons or entities may incur (including, without limitation, incremental tax liability and attorneys' fees and expenses) as a result of such attempted Transfer and efforts to enforce the indemnity granted hereby.

         3.       ADDITIONAL PARTIES HERETO.

                  3.01 TRANSFEREES. Upon and following any sale of any Shares by a Stockholder in a public offering that is registered under the Securities Act of 1933, as amended, or pursuant to Rule 144 under such act or pursuant to a bona fide gift to a charitable trust or Corporation, such Shares shall thereafter no longer be subject to any of the rights or restrictions set forth in this Agreement, and no such transferee of a Stockholder shall have any rights or obligations hereunder in respect of such Shares. Any other transferee of a Stockholder (including any Affiliate of a Stockholder) who hereafter becomes a holder of Shares shall and must become a party hereto by executing a counterpart of this Agreement. Any such party executing this Agreement shall thereafter be a party to this Agreement as fully and to the same extent as if he or it had been an original signatory party hereof and shall be deemed to be a Stockholder for the purposes hereof. Simultaneously with any transfer, Exhibit A hereto will be amended as necessary and delivered to each Stockholder. For purposes of this Agreement, an "Affiliate" of a Stockholder (i) is any person or entity that, directly or indirectly, controls, is controlled by or is under common control with such Stockholder and (ii) shall be deemed also to include, in the case of any Stockholder who is an individual, (A) any spouse or descendant of such Stockholder, or (B) an estate or a trust, if all the beneficial interest in the Shares held by such estate or trust is owned by the Stockholder and/or one of the persons specified in clause (ii)(A). For the purposes of the definition of "Affiliate," "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of more than 50% of the voting securities, by contract or otherwise.

         4.       MISCELLANEOUS.

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                  4.01 LEGEND ON STOCK CERTIFICATES. Each certificate
representing Shares subject to this Agreement shall bear on its face in conspicuous type the following legend:

                  The shares of stock represented by this certificate (and certain transfers thereof) are subject to the terms of a Stockholders Agreement, dated March __, 1999 (and all amendments thereto), by and among certain Stockholders of the Company and the Company, a copy of which is on file at the main office of the Company. Any sale, assignment, transfer, gift, pledge, encumbrance or other disposition of the shares evidenced by this certificate not in conformity with said Agreement shall be invalid.

In the event such legend cannot practically be placed on the face of such certificate, such legend shall be set out in conspicuous type on the back of the certificate, and notice thereof shall be given in conspicuous type on the front.

                  4.02 TERMINATION. Unless earlier terminated by the written agreement of the parties hereto, including all of the Stockholders and such of their transferees as may hereafter become party hereto, this Agreement shall terminate upon the earlier of (i) a sale of all or substantially all of the assets of the Company or the acquisition by a single person of all of the outstanding capital stock of the Company, or (ii) the earliest date on which all of the Stockholders hereunder shall no longer collectively hold at least 50% of the then-outstanding shares of Common Stock.

                  4.03 ENTIRE AGREEMENT; BINDING EFFECT; GOVERNING LAW. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and, except as provided in Section 3.01 hereof, may not be modified or amended except in a writing executed by all the parties hereto. Except as otherwise provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the permitted transferees, successors and assigns of the parties hereto whether expressed or not. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (without regard to the conflict of laws principles thereof).

                  4.04 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  4.05 HEADINGS. Section headings are for purposes of convenience and reference only and do not form a part of, nor are they to be referred to in the interpretation or construction of this Agreement.

                  4.06 NOTICES. All notices, requests, consents and other communications to be given under or by reason of this Agreement shall be in writing and shall be delivered personally, by facsimile, by overnight courier service or mailed by certified or first class registered mail, postage prepaid, in any case addressed as follows:

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                           If to the Company, at

                           CompuCredit Corporation
                           Two Ravinia Drive
                           Suite 1750
                           Atlanta, Georgia 30346
                           Attention:  Brett M. Samsky
                           Facsimile:  (770) 901-5815

if to any Stockholder, to such Stockholder at the address or facsimile number set forth for such Stockholder on Exhibit A hereto, or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. Any such notice, payment, demand, or communication shall be deemed to be delivered, given, and received for all purposes hereof
(x) on the date of receipt if delivered personally or by courier, (y) five days after posting if transmitted by mail, or (z) the date of transmission if by telecopy, provided that the party to whom the telecopy was sent acknowledges that such telecopy was received by such party in legible form, or that such party responds to the telecopy without indicating that any part of it was received in illegible form, whichever shall first occur.

                     [Signatures appear on following page.]

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             BRAVO TRUST ONE, U/A

                                             By: /s/ Frank J. Hanna, III
                                                -------------------------------
                                                      Frank J. Hanna, III
                                                      Trustee

                                             BRAVO TRUST TWO, U/A

                                             By: /s/ David G. Hanna
                                                -------------------------------
                                                      David G. Hanna
                                                      Trustee

                                                 /s/ Frank J. Hanna, III
                                                -------------------------------
                                                      Frank J. Hanna, III

                                                 /s/ David G. Hanna
                                                -------------------------------
                                                      David G. Hanna

                                                 /s/ Richard W. Gilbert
                                                -------------------------------
                                                      Richard W. Gilbert

                                                 /s/ Richard R. House
                                                -------------------------------
                                                      Richard R. House

                                             COMPUCREDIT CORPORATION

                                             By: /s/ Brett M. Samsky
                                                -------------------------------
                                                      Brett M. Samsky
                                                      Chief Financial Officer

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                                    EXHIBIT A

                                                     SHARES OF
STOCKHOLDER                                          COMMON STOCK

Bravo Trust One
Fax No.:
Address:

Bravo Trust Two
Fax No.:
Address:

Frank J. Hanna, III
Fax No.:
Address:

David G. Hanna
Fax No.:
Address:

Richard W. Gilbert
Fax No.:
Address:

Richard R. House
Fax No.:
Address:


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